Exhibit 3.4

WMC FERTILIZERS PTY LTD

CONSTITUTION

CONSTITUTION

of

WMC FERTILIZERS PTY LTD

(A.C.N. 004 936 850)

1	(a)	The name of the Company is WMC Fertilizers Pty Ltd.

	(b)	The Company is proprietary company limited by shares.

	(c)	The replaceable rules in the Corporations Law do not apply to the Company but instead the following is the Constitution of the Company.

INTERPRETATION

2	Each of the following words or expressions shall have the meaning respectively assigned to it unless that meaning is inconsistent with the subject or context in which it is used:

	(a)	“Alternate Director” means a person appointed from time to time as an Alternate Director in accordance with this Constitution;

“Auditor” means the external auditor or auditors from time to time of the Company;

“Board” means the Directors for the time being of the Company or those of them who are present at a meeting at which there is a quorum;

“Branch Office” means any office at which a Branch Register is kept;

“Branch Register” means any branch register of members kept pursuant to this Constitution;

“call” includes any instalment of a call and any amount due on allotment of any share;

“Chairman” includes an Acting Chairman under Rule 55(b);

“Committee” means a committee to which powers have been delegated by the Directors pursuant to Rule 93;

“the Company” means WMC Fertilizers Pty Ltd;

“this Constitution” means this Constitution as altered or added to from time to time;

“Director” means a person appointed or elected from time to time to the office of Director of the Company in accordance with this Constitution and includes any Alternate Director duly acting as a Director;

“Law” means the Corporations Law and the Corporations Regulations (as defined in the Corporations Act 1989) as amended or modified and in force from time to time;

“Local Board” means any Local Board established by the Directors from time to time in accordance with this Constitution;

“member” means a member of the Company in accordance with the provisions of the Law;

“members present” means the member or members present at a general meeting of the Company in person or by duly appointed representative, proxy or attorney;

“Office” means the registered office from time to time of the Company;

“person” and words importing persons shall include partnerships, associations, corporations, companies, unincorporated and incorporated by Ordinance, Act of Parliament or registration as well as individuals;

“Register” means the Register of Members of the Company to be kept pursuant to the Law;

“Seal” means the common seal from time to time of the Company;

“Secretary” means the person appointed as secretary of the Company and includes any person appointed to perform the duties of secretary temporarily and, where more than one secretary has been appointed, means any one of the secretaries;

“special resolution” means a special resolution of the Company in accordance with the Law;

“Trustee” means a person or persons appointed to perform the duties of a trustee for the holders of debentures or debenture stock issued by the Company;

(b)	(i)	“writing” and “written” includes printing, typing, lithography and other modes of reproducing words in a visible form;

	(ii)	a reference to the Law or to any other statute, code or

regulations shall be read as though the words “or any statutory modification thereof or any statutory provision substituted therefore” were added to the reference;

		(iii)	unless otherwise defined in this Constitution or in relation to a particular Rule or Rules, words which are given a special meaning by the Law shall have the same meaning in this Constitution;

		(iv)	words in the singular include the plural and vice versa;

		(v)	words importing each gender include each other gender and vice versa;

		(vi)	the references to notices in Rules 123 to 129 include not only formal notices of meeting but also all documents and other communications from the Company to the members but do not include cheques;

		(vii)	the headings and sidenotes shall not affect the construction of this Constitution; and

		(viii)	where there is a reference in this Constitution to the Law the reference is to the provisions of the Law as are then in force in relation to the Company after taking into account any waiver or exemption which is in force either generally or in relation to the Company.

SHARES

Issue of shares with special rights:	3

Subject to the Law and without prejudice to any special rights previously conferred on the holders of existing shares, any shares in the capital of the Company (whether forming part of the original capital or not) may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividends, voting, return of share capital, payment of calls or otherwise, as the Directors may from time to time determine and the rights attaching to shares of a class other than ordinary shares shall be expressed at the date of issue. Any preference share may be issued on the terms that it is, or, at the option of the Company is, liable to be redeemed out of profits or otherwise and any preference share may be issued so as to rank in any respect equally with, or in priority to, any other preference share of the Company already on issue.

Shares at the disposal of Directors:	4

Save as provided by contract or this Constitution to the contrary, all unissued shares shall be under the control of the Directors who may in their discretion grant calls or options thereon, issue option certificates in respect thereof, allot or otherwise dispose of the same to such persons on such terms and conditions and

		for such consideration and for or at such time as they think fit. The Company shall maintain a register of options in accordance with the Law.

Power to pay commission & brokerage:	5	The Company may at any time pay a commission to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company, or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company. The commission may be paid or satisfied in cash or in shares, debentures or debenture stock of the Company or otherwise. The Company may in addition to or in lieu of the commission pay such brokerage as is permitted by law.

Surrender of shares:	6	The Directors may, in their discretion, accept a surrender of shares by way of compromise of any question as to whether or not such shares have been validly issued or in any other case where the surrender is within the powers of the Company. Any shares surrendered may be sold or re-issued in the same manner as forfeited shares.

Joint holders of shares:	7	Where two or more persons are registered as the holders of any share they shall be deemed to hold the share as joint tenants with benefits of survivorship subject to the following provisions:

Not more than three persons to be registered:		(a)	the Company shall not be bound to register more than three persons (not being the personal representatives of a deceased holder) as the holders of any share;

Liability for payments:		(b)	the joint holders of any share shall be liable severally as well as jointly in respect of all payments which ought to be made in respect of the share;

Death of joint holder:		(c)	on the death of any one joint holder, the survivor or survivors shall be the only person or persons recognised by the Company as having any title to the share, but the Directors may require such evidence of death as they may deem fit and the estate of the deceased shareholder is not released from any liability in respect of the shares;

Power to give receipt:		(d)	any one of the joint holders may give effectual receipts for any dividend, bonus or return of capital payable to the joint holders;

Notices to joint holders:		(e)	only the person whose name stands first in the Register or Branch Register as one of the joint holders of any share shall be entitled, where the Company is required by the Law to issue certificates for shares, to delivery of the certificate relating to the share or to receive notices from the Company, and any notice given to the person shall be deemed notice to all the joint holders; and

Votes of joint holders:		(f) at any meeting of the Company any one of the joint holders may vote either personally or by duly authorised representative or by attorney or proxy in respect of the share as if he were solely entitled thereto but if more than one of the joint holders is present personally or by duly authorised representative, proxy or attorney the holder who is present whose name stands first in the Register or Branch Register in respect of the share shall alone be entitled to vote in respect of the share.

Non-recognition of equitable interests etc:	8	Except as otherwise provided in this Constitution, the Company shall be entitled to treat the registered holder of a share as the absolute owner and accordingly shall not, except as ordered by a Court of competent jurisdiction or as required by statute, be bound to recognise (even when having notice thereof) any equitable or other claim to or interest in the share on the part of any other person.

		MODIFICATION OF RIGHTS

How special rights may be varied:	9	Subject to the Law, whenever the capital of the Company is divided into different classes of shares, all or any of the rights and privileges attached to any class may be varied or abrogated, and any repayment of capital in respect of any class of shares may be effected, by a special resolution approving the proposed variation, abrogation or repayment passed at a special meeting of the holders of shares of that class or (if a quorum is not present at the special meeting or if the resolution is not passed by the necessary majority) by consent in writing signed by the holders of at least three-fourths of the issued shares of that class within two calendar months from the date of such special meeting; provided that no approval or consent shall be required in respect of the redemption of any redeemable shares in accordance with the terms of their issue. All the provisions in this Constitution as to general meetings shall mutatis mutandis apply to a special meeting held in accordance with this Rule. For the purposes of this Rule any member who votes at a special meeting in favour of a resolution approving a proposed variation, abrogation or repayment shall be deemed to have consented in writing to the variation, abrogation or repayment.

		SHARE CERTIFICATES

	10	When the Company is required by the Law to issue certificates for shares, the certificates shall be issued under the Seal or a Duplicate Seal (which may have the addition of the words “Certificate Seal”) and shall otherwise be executed in the form and contain such matters as the Directors may from time to time prescribe.

11	Subject to paragraph (e) of Rule 7, where the Company is required by the Law to issue certificates every member shall be entitled, without payment, to one certificate for the shares registered in his name or to several certificates in reasonable denominations each for a part of the shares.

12	The Company may send any certificate to a member by pre-paid post addressed to the member at his registered place of address or as may be otherwise directed by the member and every certificate sent shall be at the risk of the member entitled thereto.

13	Subject to the Law, where a certificate is lost, stolen, destroyed, worn out or defaced the Directors may order it to be cancelled and upon the giving of such indemnity (if any) as the Directors think fit and the payment of such fee (if any) as the Directors may from time to time determine, a new certificate may be given to the party entitled thereto.

CALLS

14	Subject to the Law, and the terms upon which any shares may have been issued the Directors may, from time to time, make calls upon the members in respect of all moneys unpaid on their shares and may in their discretion revoke or postpone those calls. Each member shall pay the amount of the call to the Company at the time or times and place specified by the Directors.

15	Without limiting the generality of Rule 3, the Directors may make arrangements on the issue of shares for a difference between the holders of the shares the subject of the issue, in the amount of calls to be paid and the time for payment of the calls.

16	A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by instalments.

17	If any sum (or part thereof) payable in respect of a call is not paid on or before the due date the member from whom the sum is due shall pay interest on the amount unpaid from the due date to the date of payment at a rate as the Directors from time to time determine. The Directors may waive payment of interest wholly or in part.

18	If, by the terms of an issue of shares, any amount is payable in respect of any shares by instalments every instalment shall be payable as if it were a call duly made by the Directors of which due notice has been given, and all provisions of this

		Constitution with respect to the payment of calls and interest, or to the forfeiture of shares for non-payment of calls or with respect to liens or charges shall apply to the instalment and to the shares in respect of which it is payable.

	19	The Directors may, if they think fit, receive from any member all or any part of the moneys uncalled and unpaid on all or any of the shares held by him and the Company may pay interest on the moneys advanced at such rate and on such terms as may be agreed by the Directors and that member. Subject to any contract to the contrary the Directors may, if they think fit, repay to such member all or any part of the money so paid in advance or so much thereof as for the time being exceeds the amount of the calls then made and due on such shares.

	20	The non-receipt of a notice of any call by, or the accidental omission to give notice of a call to, any of the members shall not invalidate the call.

		TRANSFER AND TRANSMISSION OF SECURITIES

Form of instrument of transfer:	21	No transfer of shares, rights to shares or options to acquire shares shall be registered unless a proper instrument of transfer, in writing in the usual form or in any other form the Directors may from time to time prescribe or in particular cases accept, duly stamped (if necessary), is delivered to the Company.

Execution of instrument of transfer:	22	If required by the Law or the Directors, the instrument of transfer shall be signed by or on behalf of the transferor and if required by the Law or the Directors, the transferee. The transferor shall be deemed to remain the holder of the shares, rights to shares or options to acquire shares until the name of the transferee is entered in the Register in respect thereof.

Instrument of transfer and certificate to be left at office:	23	Every instrument of transfer shall be left at the Office (or in the case of securities on a Branch Register either at the Office or at the Branch Office) for registration accompanied by the certificate for the securities to be transferred or such other evidence (if any) as the Directors may require to prove the title of the transferor, his right to transfer the securities, the due execution of the transfer or the due compliance with any law relating to stamp duty.

No transfer to infant, lunatic or person of unsound mind:	24	No transfer shall be made to an infant, a person of unsound mind or to a person whose person or estate is liable to be dealt with in any way under laws relating to mental health but the Company shall not be bound to inquire as to the age or soundness of mind of any transferee.

Directors may refuse to register:	25	The Directors may in their absolute discretion refuse to register any transfer of securities. The decision of the Directors to refuse to register any transfer of securities shall be absolute. Where required to do so by the Law the Company shall give written notice of the refusal to register the transfer in accordance with the requirements of the Law, but failure to give such notice shall not invalidate the decision of the Directors.

Co. to retain instrument of transfer:	26	Every instrument of transfer which is registered shall, for any period determined by the Directors, be retained by the Company after which the Company may destroy it.

Closing Register & Branch Register:	27	Subject to the Law, the transfer books, the Register and each Branch Register may be closed during such time as the Directors think fit.

Cancellation of old and issue of new certificate:	28	Subject to Rules 23 and 25, on every application to register the transfer of any securities or to register any person as a member in respect of any securities transmitted to the person by operation of law or otherwise, the certificate (if any) specifying the securities in respect of which registration is required shall be delivered up to the Company for cancellation, and upon registration, the certificate is deemed to have been cancelled. Where the Company is required by the Law to issue certificates for securities, a new certificate specifying the securities transferred or transmitted shall be issued and sent to the transferee or transmittee. If the registration of any transfer is required in respect of only some of the specified securities where the Company is required by the Law to issue certificates for securities and upon the payment of such fee (if any) as the Directors may from time to time determine a new certificate specifying the securities remaining untransferred shall be issued and sent to the transferor.

Transmission upon death:	29	The personal representatives of a deceased member (not being one of several joint holders) shall be the only person recognised by the Company as having any title to the securities registered in the name of the member; provided that the Directors may, subject to compliance by the transferee with this Constitution and subject to any contrary statutory requirement, register any transfer signed by a member prior to the member’s death notwithstanding that the Company has notice of the member’s death.

Transmission by operation of law:	30	A person (a “transmittee”) who establishes to the satisfaction of the Directors that the right to any securities has devolved on the transmittee by will or by operation of law may be registered as a holder in respect of the securities or may (subject to the provisions in this Constitution relating to transfers) transfer the

		securities. However, the Directors have the same right to refuse to register the transmittee as if the transmittee was the transferee named in an ordinary transfer presented for registration.

	FORFEITURE AND LIEN

Notice requiring payment of sums payable:	31	If any member fails to pay any sum payable on or in respect of any shares, either for allotment money, calls or instalments, on or before the day appointed for payment, the Directors may, at any time thereafter whilst any part of the sum remains unpaid, serve a notice on the member requiring him to pay the sum or so much of the sum as remains unpaid together with interest accrued and all expenses incurred by the Company by reason of the non-payment.

Time and place for payment:	32	The notice shall name a day (not being less than fourteen days after the date of the notice) on or before which the sum, interest and expenses (if any) are to be paid and the place or places where payment is to be made. The notice shall also state that, in the event of non-payment at or before the time and at the place appointed, the shares in respect of which the sum is payable will be liable to be forfeited.

Forfeiture on non compliance with notice:	33	If the requirements of the notice are not complied with, any shares in respect of which the notice has been given may, at any time thereafter before payment of the sums due pursuant to the notice, be forfeited by a resolution of the Directors. Forfeiture shall include forfeiture of the right to receive all dividends, interest and other moneys payable by the Company in respect of the forfeited shares and not actually paid before the forfeiture.

Notice of forfeiture:	34	When any share is forfeited, notice of the resolution shall be given to the member and an entry of the forfeiture and the date of the forfeiture shall forthwith be made in the Register or Branch Register as the case may be. Failure to give notice or make the entry as required by this Rule shall not invalidate the forfeiture.

Disposal of forfeited shares:	35	Any forfeited share shall be deemed to be the property of the Company and the Directors may sell, re-allot or otherwise dispose of the share in such manner as they think fit and, in the case of re-allotment, with or without any money paid on the share by any former holder thereof being credited as paid up.

Annulment of forfeiture:	36	The Directors may, at any time before any forfeited share is sold, re-allotted or otherwise disposed of, annul the forfeiture on any condition they think fit.

Liability notwith- standing forfeiture:	37	Any member whose shares have been forfeited shall notwithstanding the forfeiture, be liable to pay and shall forthwith pay to the Company all sums of money owing upon or in respect of the shares at the time of forfeiture, together with interest thereon from that time until payment at a rate that the Directors may from time to time determine and expenses, and the Directors may enforce the payment of the whole or part of any sum payable under this Rule as they think fit.

Company’s lien or charge:	38	The Company shall have a first and paramount lien or charge for unpaid calls and instalments and for interest due in relation to any calls or instalments upon shares in respect of which calls and instalments are due and unpaid (whether presently payable or not) and upon the proceeds of sale of the shares and also for such amounts as the Company may be called upon by law to pay in respect of the shares of the members or deceased members, and the lien or charge shall extend to all dividends and bonuses from time to time declared in respect of the shares, provided always that if the Company registers any transfer of any shares upon which it has a lien or charge without giving to the transferee notice of its claim, the shares shall be freed and discharged from the lien or charge of the Company.

Sale of shares to enforce lien:	39	For the purpose of enforcing a lien or charge, the Directors may sell or otherwise dispose of the shares subject to the lien or charge in such manner as they think fit, and with or without giving any notice to the member in whose name the shares are registered.

Title to shares forfeited or sold to enforce lien or charge: Application of proceeds of sale:	40

(a)    In the case of a sale or a re-allotment of forfeited shares or of the sale or disposal of shares to enforce a lien or charge an entry in the minute book of the Directors that the shares have been duly forfeited, re-allotted, sold or disposed of in accordance with this Constitution shall be sufficient evidence of that fact as against all persons entitled to the shares immediately before their forfeiture or sale. The Company may receive the purchase money or consideration (if any) given for the shares on any sale, disposal or re-allotment.

(b)    In the case of a re-allotment, a certificate under the hand of a Director or the Secretary to the effect that the shares have been duly forfeited or such other evidence of title as the Directors may determine is sufficient and the receipt by the Company of the price of the shares shall constitute a good title to the shares.

(c)    In the case of a sale the Company may appoint a person to execute a transfer in favour of the person to whom the shares are sold. Upon the issue of the receipt or the execution of the transfer the person to whom the shares have been sold or re-allotted shall be registered as the holder of the shares discharged from all calls or other money due in respect of the shares prior to the purchase or allotment and he shall not be bound to see to the regularity of the proceedings or to the application of the purchase money or consideration nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale, forfeiture or re-allotment.

(d)    The net proceeds of any sale or allotment shall be applied first in payment of all costs of or in relation to the enforcement of the lien or charge or the forfeiture (as the case may be) and of the sale or re-allotment, next in satisfaction of the amount in respect of which the lien or charge exists as is then payable to the Company (including interest) and the residue (if any) paid to the person registered as the holder of the shares immediately prior to the sale or re-allotment or his personal representatives or assigns or as he shall direct upon production of such evidence as to title, including the production of the certificate for the shares, as the Directors may require.

(e)    If, at a time when the Company is required by the Law to issue certificates, the certificate for such shares is not produced to the Company the Directors may issue a new certificate distinguishing it as they think fit from the certificate not produced.

ALTERATION OF SHARE CAPITAL

	41	The Company by resolution passed in general meeting may from time to time alter its share capital in one or more of the ways provided for, and in the manner prescribed, by the Law.

	42	The Directors may do all acts and things required to give effect to any resolution authorising alteration of the Company’s share capital and, without limitation, may make such provision for the issue of fractional certificates or sale of fractions of shares and distribution of net proceeds as they think fit.

	43	Subject to this Constitution, the Company may from time to time reduce its share capital in any manner allowed by the Law.

BORROWING POWERS

Directors’ power	44	The Directors may from time to time at their discretion raise or borrow any sum or sums of money for the purposes of the

to borrow:		Company with or without security.

Power to issue Debentures etc: Assignability of Debentures, etc:	45	The Directors may raise or secure the repayment of such moneys or any debts, liabilities, contracts or obligations undertaken or incurred by the Company in such a manner and upon such terms and conditions in all respects as they think fit, and in particular by the issue or re-issue of debentures or debenture stock charged upon all or any of the undertaking, assets and property of the Company (both present and future) including its uncalled and called but unpaid capital for the time being. Every debenture or security created by the Company may be framed so that it shall be assignable free from any equities between the Company and the original or any intermediate holders.

Assignment to trustees:	46	The Directors may, for the purposes of securing the payment of any debentures, bonds or other securities or the payment with interest of any borrowed moneys or moneys payable under any contract whatsoever or otherwise howsoever, make and carry into effect any arrangement which they may deem expedient by assigning or conveying any property of the Company (including uncalled capital) to trustees.

Conditions of issue of debentures etc:	47	Any bonds, debentures, or other securities may be issued at a discount or premium or otherwise and with or without the right of or obligation on the holders thereof to exchange them in whole or in part for shares in the Company at a certain or uncertain time or with any special privilege as to redemption, surrender, drawings, allotment of shares, attending and voting at general meetings of the Company, appointment of Directors and otherwise and generally with such rights and options and upon such conditions in all respects as the
Directors shall think fit.

Power to authorise debenture holders etc to collect calls in certain circumstances:	48	If any uncalled capital of the Company is included in or charged by any debenture, mortgage or other security, the Directors may by instrument, authorise the person in whose favour the debenture, mortgage or other security is executed or any person in trust for him, to make calls on the members in respect of the uncalled capital and to sue in the name of the Company or otherwise for the recovery of moneys becoming due in respect of calls so made and to give valid receipts for such moneys, and the authority shall subsist during the continuance of the debenture, mortgage or other security, notwithstanding any change in the Directors, and shall be assignable if expressed to be.

GENERAL MEETINGS

	49	The Board may convene general meetings of the Company to be held at the times and places and in the manner determined

		by the Board. No shareholder or individual Director may convene a general meeting of the Company except where entitled under the Law to do so.

	50	By resolution of the Board any general meeting may be cancelled or postponed prior to the date on which it is to be held, except where the cancellation or postponement would be contrary to the Law. The Board may give notice (if any) of the cancellation or postponement as it thinks fit but any failure to give such notice does not invalidate the cancellation or postponement or any resolution passed at a postponed meeting.

	51	Subject to the Law, notice of a general meeting that has been convened by the Board may be given in the form and in the manner in which the Board thinks fit.

Omission to give and non-receipt of notice:	52	Non-receipt of a notice of a general meeting by, or the accidental omission to give notice to, any person entitled to notice of that general meeting shall not invalidate any resolution passed at that meeting.

	PROCEEDINGS AT MEETINGS

Quorum:	53	If there is only one member the quorum for a general meeting shall be one member present in person, or by proxy or attorney or by representative. If there is more than one member, the quorum for a general meeting shall be two members present in person, or by proxy or attorney or by representative. No business except the election of a Chairman and the adjournment of the meeting shall be transacted at any meeting (other than an adjourned meeting under Rule 56) unless a quorum is present at the commencement of business.

Adjournment in absence of quorum:	54	If within fifteen minutes of the time appointed for holding the meeting a quorum is not present, the meeting, if convened upon a requisition, shall be dissolved, but in any other case it shall stand adjourned to the same day in the next week at the same time and place, and, if at the adjourned meeting a quorum is not present within fifteen minutes from the time appointed for holding the meeting, the meeting shall be dissolved.

Chairman:	55

(a)    The Chairman of Directors shall be entitled to take the chair at every general meeting, or if there be no Chairman or, if at any general meeting he is not present within fifteen minutes of the time appointed for holding the meeting or, if he is present, but unwilling to act as Chairman of the meeting, the members present shall elect another Director as Chairman and, if no Director is present, or if all the Directors present decline to take the chair, then the members present shall elect one of their number to be Chairman of that meeting.

(b)    If during any general meeting the Chairman appointed pursuant to this Rule is unwilling to act as Chairman for any particular item of business, he may withdraw as Chairman during the item of business, and may nominate any person who immediately before the general meeting was a Director or who has been nominated for election as a Director at the meeting, as Acting Chairman of the meeting during the item of business. Upon the conclusion of the item of business the Acting Chairman shall withdraw and the Chairman shall again take the chair.

(b)    The Chairman shall be responsible for the general conduct of meetings of the Company and for the procedures to be adopted. The Chairman of any general meeting may at any time he considers it necessary or desirable for the proper and orderly conduct of the meeting demand the cessation of debate or discussion on any business, question, motion or resolution being considered by the meeting and require the business, question, motion or resolution to be put to a vote of the members present in which case a vote shall be taken on the business, question, motion or resolution without further debate or discussion by the members present. The Chairman may require the adoption of such procedures as in his opinion are necessary or desirable for the proper and orderly casting or recording of votes at any general meeting of the Company whether on a show of hands or on a poll.

Adjournment:	56	The Chairman of a general meeting or of an adjournment thereof may at any time during the course of the meeting adjourn from time to time and place to place the meeting or any business, motion, question or resolution being considered or remaining to be considered by the meeting or any debate or discussion and may adjourn any business, motion, question, resolution, debate or discussion either to a later time at the same meeting or to an adjourned meeting. If the Chairman exercises his rights of adjournment of a meeting pursuant to this Rule it shall be in the Chairman’s sole discretion to decide whether to seek the approval of the members present to the adjournment and, unless otherwise required by the Chairman, no vote shall be taken by the members present in respect of the adjournment.

Voting: Chairman’s casting vote:	57	Every question submitted to a general meeting shall be decided in the first instance by a show of hands of the members present and entitled to vote. In the case of an equality of votes, the Chairman shall, both on a show of hands and at a poll, have a casting vote in addition to the vote or votes to which he may be entitled as a member or proxy.

Demand for poll: Declaration of vote on show of hands:	58	At any general meeting unless a poll is (before or upon the declaration of the result of a show of hands) demanded by the Chairman or by a member or members in accordance with the Law, a declaration by the Chairman that a resolution has been passed or lost, having regard to the majority required, and an entry to that effect in the book to be kept of the proceedings of the Company, signed by the Chairman of that or the next succeeding meeting, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against the resolution.

Taking a poll: Admission or rejection of votes:	59	If a poll is demanded in accordance with the preceding Rule it shall be taken in such manner and at such time and place as the Chairman of the meeting directs, either at once or after an interval or adjournment or otherwise, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll may be withdrawn. In the case of any dispute as to the admission or rejection of a vote, the Chairman shall determine the dispute and his determination made in good faith shall be final and conclusive.

Continuance of business after demand for poll:	60	The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded. No poll shall be demanded on the election of a Chairman of a meeting and a poll demanded on any question of adjournment shall subject to Rule 56 be taken at the meeting and without adjournment.

Notice of adjournment:	61	If any general meeting shall be adjourned for more than twenty-eight days, a notice of the adjournment shall be given to each member in the same manner as notice was or ought to have been given of the original meeting.

Special Meetings:	62	All the provisions of this Constitution as to general meetings apply (with any necessary changes) to any special meeting of any class of shareholders which may be held under the operation of this Constitution or the Law.

	VOTES OF MEMBERS

Voting rights	63	Subject to Rules 7,71 and 72 and subject to any restrictions on of members:

voting from time to time affecting any class of shares, every member present in person or by representative, attorney or proxy shall on a show of hands have one vote (provided that where a member has appointed more than one person as a proxy or attorney for that member no proxy or attorney shall be entitled to vote on a show of hands), and on a poll every member present in person or by representative attorney or proxy shall in respect of each share held by him—

(a)    have one vote for each fully paid share; and

(b)    have a vote in respect of each partly paid share equivalent to the proportion which the amount paid up bears to the total issue price of the share at the date the poll is taken.

Voting rights of person representatives:	64

Any person entitled to transfer any shares under Rule 30 may vote at a general meeting in the same manner as if he were the registered holder of the shares, provided that he has satisfied the Directors of his right to transfer those shares at least twenty four hours prior to the time for holding the meeting at which he proposes to vote in respect of those shares or the Directors have previously admitted his right to vote at the meeting in respect of those shares.

How votes may be given:	65	Votes may be given personally or by representative, attorney or proxy, as provided in this Constitution.

Representatives of corporations:	66	A body corporate which is a member may appoint an individual as a representative to exercise all or any of the powers the body corporate may exercise at meetings of the Company’s members, at meetings of creditors or debenture holders or relating to resolutions to be passed without meetings. The appointment may be a standing one. The appointment may set out restrictions on the representative’s powers. If the appointment is to be by reference to a position held, the appointment must identify the position. Unless otherwise specified in the appointment, the representative may exercise, on the body corporate’s behalf, all of the powers that the body corporate could exercise at a meeting or in voting on a resolution.

Appointment of proxies:	67	Any member entitled to attend and vote at a general meeting of the Company or at a meeting of any class of members of the Company shall be entitled to appoint not more than two persons (whether members or not) as his proxy or proxies to attend and vote at the general meeting and may direct the proxy or proxies to vote either for or against each or any resolution. Where a member appoints two proxies, the appointment shall be of no effect unless each proxy is appointed to represent a specified proportion of the member’s

		voting rights. The instrument appointing a proxy (and the power of attorney, if any, under which it is signed or proof thereof to the satisfaction of the Directors) shall as regards shares on the Register, be deposited at the Office or such other place as the Directors may determine from time to time and, as regards shares on a Branch Register, be deposited at the Office or Branch Office or such other place as the Directors may determine from time to time, not less than forty-eight hours (or such lesser period as the Directors may determine and stipulate in the notice of meeting) before the time for holding the meeting or adjourned meeting or poll at which the person named in such instrument proposes to vote. An instrument appointing a proxy may be a standing one.

Form and execution of instrument of proxy:	68

An instrument appointing a proxy is valid if it is signed by the member making the appointment and contains the following information:

(a)    the member’s name and address;

(b)    the Company’s name;

(c)    the proxy’s name or the name of the office held by the proxy; and

(d)    the meetings at which the appointment may be used.

The instrument of proxy shall be deemed to include the right to speak at the meeting to demand or join in demanding a poll and shall (except to the extent to which the proxy is specially directed to vote for or against any proposal in accordance with the Law) include power for the proxy to act generally at the meeting for the person giving the proxy. An instrument appointing a proxy shall unless the contrary is stated thereon be valid for any adjournment of the meeting to which it relates and need not be witnessed.

Directors to issue forms:	69	The Directors shall issue with every notice of meeting of members or any class of members a form of proxy for use by the members entitled to vote at that meeting which may include the names of persons (including Directors) as suggested proxies and shall be worded so that a proxy may be directed to vote for or against each or any of the resolutions to be proposed.

Attorneys of members:	70	Any member may, by power of attorney duly executed, appoint an attorney to act on his behalf at all or certain specified meetings of the Company and the power of attorney or proof thereof to the satisfaction of the Directors shall, as regards shares on the Register, be produced for inspection at the Office, and, as regards shares on a Branch Register, be produced for inspection at the Office or the Branch Office or

		such other place as the Directors may determine from time to time together with such evidence of the due execution thereof as the Directors may require before the attorney shall be entitled to act under the power of attorney and the attorney may be authorised to appoint a proxy for the member granting the power of attorney.

Validity of vote given in accordance with instrument of proxy etc:	71	A vote given in accordance with the terms of an instrument of proxy or power of attorney shall be valid notwithstanding the previous death or unsoundness of mind of the principal or revocation of the instrument of proxy or power of attorney or transfer of the shares in respect of which the vote is given, provided no notice in writing of the death or unsoundness of mind, revocation or transfer shall have been received at the Office before the meeting. An instrument of proxy shall not be revoked by the principal attending and taking part in the meeting unless the principal votes on the resolution for which the proxy is proposed to be used.

Rights of member indebted to Company in respect of other shares:	72	Subject to any restrictions from time to time affecting the right of any member or class of members to attend any meeting, a member holding a share or shares in respect of which for the time being no moneys are due and payable to the Company shall be entitled to be present at any general meeting and to vote and be reckoned in a quorum notwithstanding that moneys are then due and payable to the Company by the member in respect of other shares held by him; provided that upon a poll a member shall only be entitled to vote in respect of any shares held by him upon which, at the time when the poll is taken, no moneys are due and payable to the Company.

	DIRECTORS

Number of Directors:	73	Subject to the next succeeding Rule, the number of Directors (not including Alternate Directors) is required to be the number, not being less than two, which the Directors may from time to time determine provided that the Directors may not reduce the number below the number of Directors in office at the time of the reduction. All Directors are required to be natural persons and a majority of Directors shall ordinarily reside within the Commonwealth of Australia.

	74	The Company in general meeting may from time to time increase or reduce the number of persons who may be appointed Directors but the minimum shall not be reduced below two.

Power to fill casual vacancies	75	Subject to Rule 74, the Directors may appoint a person as a Director. A person can be appointed as a Director in order to make up a quorum for a Directors’ meeting even if the total

and appoint additional Directors:		number of Directors of the Company is not enough to make up the quorum.

Share qualification of Directors:	76	Unless otherwise determined by the Company in general meeting a Director need not hold any shares in the Company as a qualification for office.

Company Auditor may not act as Director:	77	No person may be appointed as a Director or Alternate Director of the Company if his appointment as such would result in a person who or a firm which is then an auditor of the Company becoming prohibited pursuant to the Law from acting as an auditor of the Company.

Remuneration of Directors:	78	Without prejudice to Rule 79, the Directors shall be paid out of the funds of the Company by way of remuneration for their services as Directors such sum as may be determined by them from time to time and the sum shall be divided among them at such times and in such proportions and manner as they may from time to time determine provided that the aggregate remuneration paid to Directors in any year shall not exceed an amount previously approved for that purpose by the Company in general meeting. The remuneration of a Director shall be deemed to accrue from day to day. A resolution of the Directors temporarily suspending or reducing or postponing payment of the remuneration or any part thereof shall bind all the Directors for the time being.

Reimbursement of expenses:	79	Every Director shall be entitled to be paid out of the funds of the Company all reasonable travelling, hotel and other expenses incurred in attending meetings of the Company or of the Directors or any Committee of the Directors, or while engaged on the business of the Company, and if any of the Directors is called upon to perform extra services or exercise any special professional skill for any purpose of the Company or to make special exertions in going from his usual residence or abroad or otherwise for any purposes of the Company, he shall be paid all his travelling outlays and such additional sum by way of remuneration as shall be fixed by the Directors.

Payments to former Directors:	80

Subject to the Law, the Company may from time to time make a contract or arrangement with any Director whereby on or after his ceasing to hold office by reason of:

(a)    his resigning office;

(b)    his removal from office pursuant to the Law; or

(c)    his death,

there shall be paid to him or, after his death, to any one or more of his widow, his dependents and his legal personal representative a pension or lump sum payment or other allowance (including, but without prejudice to the generality of the foregoing, any superannuation or retiring allowance, superannuation gratuity or similar payment) and the Directors on behalf of the Company may make or cause to be made a payment or payments pursuant to the contract or arrangement and may make contributions to any fund and pay premiums for the provision or purchase of the pension, lump sum payment or allowance. A Director who is interested in any such contract or arrangement may notwithstanding the interest attest the affixing of the Seal to any document evidencing or otherwise connected with the contract or arrangement.

Directors may contract with Company: Votes of interested Directors:	81

(a)    A Director is not disqualified by the office of Director from contracting or entering into any arrangement with the Company either as vendor, purchaser or otherwise and no contract or arrangement entered into with the Company by a Director or in which a Director is in any way interested may be avoided for that reason. A Director is not liable to account to the Company for any profit realised by any contract or arrangement, by reason of holding the office of Director or of the fiduciary relationship established by the office.

(b)    If a Director of the Company has a material personal interest in a matter that relates to the affairs of the Company and:

(i)     the Director discloses the nature and extent of the interest and its relation to the affairs of the Company at a meeting of the directors; or

(ii)    the interest is one that does not need to be disclosed;

then:

(iii)  the Director may vote on matters that relate to the interest; and

(iv)   any transactions that relate to the interest may proceed; and

(v)    the Director may retain benefits under the transaction even though the Director has the interest; and

(vi)   the Company cannot avoid the transaction merely because of the existence of the interest.

If disclosure is required under the Law, sub-rules (v) and (vi) apply only if the disclosure is made before the transaction is entered into.

(c)    A Director who is interested in any contract or arrangement may, notwithstanding the interest, attest the affixing of the Seal to any document evidencing or otherwise connected with the contract or arrangement.

Directors may hold other office under the Company; Director may be interested in other companies:	82	A Director may hold any other office or position of the Company (except that of Auditor) in conjunction with his office of Director on such terms as to remuneration or otherwise as the Directors approve. A Director may be or become a Director of or hold any other office or position under any corporation promoted by the Company, or in which it may be interested, whether as vendor or shareholder or otherwise, and no such Director shall be accountable for any benefits received as a director or member of or holder of any other office or position under the corporation. The Directors may exercise the voting power conferred by the shares in any corporation held or owned by the Company in such manner in all respects as the Directors think fit (including the exercise thereof in favour of any resolution appointing the Directors or any of the Directors of the corporation or voting or providing for the payment of remuneration to the Directors of the corporation) and any Director of the Company may vote in favour of the exercise of the voting rights in such manner aforesaid notwithstanding that he may be, or be about to be, appointed a director of the other corporation and as such is or may become interested in the exercise of the voting rights aforesaid.

Directors may lend to company:	83	A Director may lend money to the Company at interest with or without security or may, for a commission or profit, guarantee the repayment of any money borrowed by the Company and underwrite or guarantee the subscription of shares or securities of the Company or any corporation in which the Company may be interested without being disqualified in respect of their or his office and without being liable to account to the Company for the commission or profit.

		ALTERNATE DIRECTORS

Director may appoint Alternate Director; Provisions applicable to	84	Subject to Rule 85, each Director shall have power from time to time by writing under his hand, to appoint any person approved by a majority of his co-Directors to act as an Alternate Director in his place, whether for a stated period or periods or until the happening of a specified event or from time to time, whenever by absence or illness or otherwise he shall be unable to attend

Alternate Directors:		to his duties as a Director. The following provisions shall apply to any Alternate Director—

		(a)	he may be removed or suspended from office by written notice, letter, telegram, cablegram, radiogram, telex, facsimile transmission or other form of visible communication from the Director by whom he was appointed;

		(b)	he shall be entitled to attend meetings of the Directors and to vote at the meetings if the Director by whom he was appointed is not present;

		(c)	he shall be entitled to exercise all the powers (except the power to appoint an Alternate Director) and perform all the duties of a Director, in so far as the Director by whom he was appointed had not exercised or performed them;

		(d)	he shall not be required to hold any share qualification in the Company or be entitled to receive any remuneration as a Director from the Company, and any remuneration (not including reimbursement of expenses) paid to him by the Company shall be deducted from the remuneration of the Director by whom he was appointed;

		(e)	his office shall be vacated if the Director by whom he was appointed vacates office or dies;

		(f)	he shall not be taken into account in determining the number of Directors;

		(g)	he shall, whilst acting as a Director, be responsible to the Company for his own acts and defaults and shall not be deemed to be the agent of the Director by whom he was appointed.

VACATION OF OFFICE BY DIRECTOR

Vacation of office by director	85	The office of a Director shall be vacated:—

		(a)	if he suspends payment to or liquidates by arrangement or compounds with or assigns his estate for the benefit of his creditors;

		(b)	if he becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under laws relating to mental health;

		(c)	if he resigns office by notice in writing to the Company addressed to it at the Office;

		(d) if he is removed from office pursuant to the Law; or

		(e) if he is prohibited from being a Director by reason of the operation of the Law.

Directors who are employees of the Co:	86

The office of a Director who is an employee of the Company becomes vacant upon the Director ceasing to be employed by the Company but the person concerned is eligible for reappointment or re-election as a Director of the Company.

		PROCEEDINGS OF DIRECTORS

Procedure relating to Directors’ meetings:	87	The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit, and determine the quorum necessary for the transaction of business. Until otherwise determined two Directors shall form a quorum. It shall not be necessary to give notice of a meeting of the
Directors to a Director whom the Secretary, when giving notice to the other
Directors, reasonably believes to be outside Australia. Notice of a meeting shall be deemed to have been duly given if sent (by facsimile transmission or otherwise) to or left at the usual place of residence of the Director or at such other address as the
		Director may give to the Secretary from time to time.

Meetings by telephone or other means of communication	88

The Directors may meet either in person or by telephone or by other means of communication by which all persons participating in the meeting are able to hear and be heard by all other participants. A meeting conducted by telephone or by other means of communication is deemed to be held at the place agreed upon by the
Directors attending the meeting, provided that at least one of the Directors present at the meeting was at that place for the duration of the meeting.

Convening of meetings:	89	The Directors may at any time, and the Secretary upon the request of a Director shall, convene a meeting of the Directors.

Votes at meetings:	90	Questions arising at any meeting of Directors shall be decided by a majority of votes and, in the case of an equality of votes, the Chairman shall have a second or casting vote.

Chairman and Vice Chairman:	91	The Directors may elect a Chairman and a Vice-Chairman of their meetings and determine the period for which each is to hold office, but if no Chairman or Vice-
Chairman is elected, or if at any meeting the Chairman or Vice-Chairman is not present at the time appointed for holding the same, the Directors present shall
		choose one of their number to be Chairman of the meeting.

Powers of	92	A meeting of the Directors at which a quorum is present shall

meetings:	be competent to exercise all or any of the authorities, powers and discretions for the time being vested in or exercisable by the Directors by or under this Constitution and generally.

Delegation of powers to Committee:	93	The Directors may delegate any of their powers to a Committee consisting of a
Director or Directors or any other person or persons as the Directors think fit. Any
Committee formed must, in the exercise of the powers delegated, conform to any regulations that may from time to time be imposed by the Directors. A Committee may be authorised to sub-delegate any of the powers for the time being vested in the Committee.

Proceedings etc. of Committees:	94	The meetings and proceedings of a Committee shall be governed by the provisions in this Constitution for regulating the meetings and proceedings of the Directors so far as they are applicable thereto and are not superseded by regulations made by the Directors from time to time.

Validity of Acts:	95	All acts done at any meeting of the Directors or by a Committee or by any person acting as a Director shall, notwithstanding that it is discovered that there was some defect in the appointment of the Committee or any member of the Committee or any person acting as a Director or that any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified and continued
to be a Director, a member of the Committee or a person acting as Director (as the case may be).

Resolution in writing:	96	A resolution in writing signed by all the Directors (other than any Alternate
Director appointed by a Director who signs the resolution) for the time being present in Australia (not being less than the number required for a quorum at a meeting of the Directors) shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted and may consist of several documents each signed by one or more of the Directors. A telegram, telex, cablegram, radiogram, or facsimile transmission bearing the signature of a
Director or his name printed with his authority by mechanical means shall be deemed to be a document in writing signed by the Director for the purposes of this
Rule.

Director may authorise another Director to vote for him:	97	A Director who is unable to attend a meeting of the Directors may authorise another Director to vote for him at that meeting and in that event the authorised
Director shall, subject to Rule 85, have in addition to his own vote one vote for each Director by whom he is so authorised. The authority must be in writing and may be given or sent by telegram, cablegram, radiogram, facsimile transmission or telex and must be produced at the meeting at which it is to be used and be left with the Secretary for filing.

POWERS OF DIRECTORS

General powers of Directors:	98	The management and control of the business and affairs of the Company shall be vested in the Directors who (in addition to the powers and authorities expressly conferred upon them by this Constitution) may exercise all such powers and do all such acts and things as are not by this Constitution or by statute expressly directed or required to be exercised or done by the Company in general meeting but subject nevertheless to the provisions of the Law and this Constitution and to any regulations from time to time made by the Company in general meeting; Provided that no regulation shall invalidate any prior act of the Directors which would have been valid if the regulation had not been made.

MANAGING DIRECTORS

Appointment & remuneration of Managing Director:	99

The Directors may from time to time appoint one or more of their body to be a
Managing Director or Managing Directors of the Company, either for a fixed term not exceeding five years, for a period terminable upon the happening of such events as the Directors may stipulate or without any limitation as to the period for which he is or they are to hold such office, but not for life, and at such remuneration which may be by way of salary or commission on or participation in profits or by any or all of these modes as the Directors shall from time to time determine, and may confer upon any Managing Director such of the powers exercisable under this Constitution by the Directors as they may think fit and upon such conditions as they may think expedient, but the conferring of powers by the
Directors shall not exclude the exercise of those powers by the Directors.

Conditions of office of Managing Director:	100	A Managing Director, while he continues to hold that office, is subject to the same provisions as to resignation and removal as the other Directors of the Company and, if he ceases to hold the office of Director from any cause, he shall thereupon cease to be a Managing Director.

MINUTES

Minutes	101	The Directors shall cause minutes to be duly entered in accordance with the Law in books provided for the purpose or (provided reasonable precautions are taken for guarding against falsification and for facilitating its discovery) to be duly recorded in any other manner—

(a) the names of the Directors present at each meeting

of the Directors and of any Committee of Directors;

		(b)	proceedings and resolutions of Directors’ meetings (including meetings of a Committee of Directors);

		(c)	proceedings and resolutions of meetings of the Company’s members; and

		(d)	resolutions passed by Directors without a meeting;

and the minutes of any meeting of the Directors or of any Committee of Directors or of the Company, if purporting to be signed by the Chairman of the meeting or by the Chairman of the next succeeding meeting, shall be receivable as prima facie evidence of the matters stated in the minutes.

LOCAL MANAGEMENT

Management of Company’s affairs abroad and in specified localities:	102	(a)	The Directors may from time to time provide for the management of the affairs of the Company abroad or in any specified locality in the Commonwealth of Australia in such a manner as the Directors may think fit and the provisions contained in the five next following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

Appointment of local Boards etc:		(a)	The Directors from time to time and at any time may establish any Local Boards, committees or agencies for managing any of the affairs of the Company abroad or in any specified locality in the Commonwealth of Australia and may appoint any persons to be members of such Local Boards or committees or any managers or agents and may fix their remuneration. No person may be appointed to be a member of such Local Boards or committees or any manager or agent if his appointment as such would result in a person who or a firm which is then an auditor of the Company becoming prohibited pursuant to the Law from acting as an auditor of the Company. Every Director while present in the place in which any such Local Board or committee has been established shall be ex officio a member and entitled to attend and vote at all meetings held while he is present in that place.

Power of Local Board etc.:		(c)	The Directors from time to time and at any time may delegate to any person so appointed any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any Local Board, committee or agency or any of them to fill any vacancies and to act notwithstanding vacancies, and the appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any delegation.

Powers of Attorney:	(d)	The Directors may at any time and from time to time by power of attorney under the Seal or in any other manner permitted by the Law appoint any persons to be attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under this Constitution) and for such period and subject to such conditions as the
Directors may from time to time think fit, and any appointment may (if the
Directors think fit) be made in favour of the members or any of the members of any Local Board, committee or agency or in favour of any company or of the members, directors, nominees or managers of any company or firm or otherwise in favour of any fluctuating body of persons whether nominated directly or indirectly by the Directors, and any power of attorney may contain such provisions for the protection or convenience of persons dealing with attorneys as the Directors think fit.

Sub-delegation:	(e)	Any delegate or attorney may be authorised by the Directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him.

Branch Register:	(f)	The Company may, in the exercise of the powers conferred by the Law, cause to be kept in any country, state or place outside the state in which the Register is kept a Branch Register of members, and, subject to local law, the Directors may from time to time determine which members or class of members may be registered in the Branch Register and appoint an authority in any country, state or place in which a Branch Register is kept to keep the Branch Register and enter and remove particulars of shares transferred from or to the Register or any other Branch
Register and approve of or reject transfers in any Branch Register, and every authority, if so authorised by the Directors, may, in respect of transfers or other entries proposed to be registered in the Branch Register for which the authority is appointed, exercise all the powers of the Directors in the same manner and to the same extent and effect as if the Directors were actually present and exercised the powers.

		THE SEAL

Affixing of Seal:	103	The Directors shall provide for the safe custody of the Seal. Every instrument to which the
Seal is affixed shall be signed by a Director and be countersigned by the Secretary or by a
		second Director or some other person appointed by the Directors for the purpose.

Duplicate Seals:	104	The Company may have one or more duplicates of the Seal with the addition on their faces of the words “Duplicate Seal”, “Share Seal” or “Certificate Seal” and which are to be known as Duplicate Seals.

Certificate Seal:	105	Any certificate for shares issued under a Certificate Seal is deemed to be sealed with the Seal.

		CHEQUES, BILLS, ETC.

Negotiable Instruments:	106	All cheques, bills of exchange and promissory notes shall be signed, drawn, made, accepted or endorsed (as the case may be) for and on behalf of the Company:-

		(a) by one Director at least and counter-signed by the Secretary or some officer authorised by the Directors; or

		(b) in such other manner as the Directors may from time to time determine.

		DIVIDENDS AND RESERVES

	107	(a) The Directors may from time to time declare a dividend to be paid to the members entitled thereto. Subject to the rights of, or restrictions imposed upon, the holders of shares in respect to the payment of dividends, dividends so declared shall be payable on all shares in proportion to the amount of capital credited as paid up in respect of those shares, provided however that (for the purpose of this Rule only) no amount paid on a share in advance of calls or the due date for the payment of any instalment shall be treated as paid on that share.

		(b) Dividends, other than dividends declared pursuant to Rule 113, shall be declared in Australian currency. However, the Directors may determine that a dividend payable to some or all of the members whose address recorded on the Register is in any country or place outside Australia shall be paid in such currency or

		currencies as the Directors may determine and for that purpose the Directors shall stipulate a date upon which the Australian dollar equivalent of the relevant dividend will be converted into the relevant currency or currencies and shall determine, in their absolute discretion, the rate or rates at which the conversion will take place. Payment of a dividend in another currency or currencies converted pursuant to this Rule shall be deemed as between the Company and any member to whom payment is made, and as against all other members, to be an adequate and proper payment of the amount of the dividend.

Dividends payable only out of profits:	108	No dividend shall be payable except out of profits and no dividend shall carry interest as against the Company.

Interim Dividends:	109	The Directors may from time to time pay to the members on account of the next forthcoming dividend such interim dividends as in their judgment the position of the Company justifies.

Directors to determine profits: Reserve funds:	110	The declaration of the Directors as to the amount of the net profits of the
Company shall be conclusive. The Directors may create a reserve or reserves out of the profits of the Company by setting aside, in priority to any dividend, such sums as they shall think fit for the purpose of meeting contingencies, equalising dividends and providing a reserve for any purpose for which the profits of the Company may be applied and may divide any of the sums so set aside into such special accounts as they think fit and may at any time resort to
		the special accounts for dividends or bonuses.

Investment of reserve funds:	111	The Directors may invest any sums representing the whole or any part of any reserve as a fund in such shares or securities or other investments (not being shares of the Company or its holding company) as the Directors in their absolute discretion may think fit and may from time to time deal with, vary or dispose of the whole or any part thereof for the benefit of the Company. Any income derived from or accretions to those shares, securities or other investments may either be carried to the credit of the reserve fund or reserve funds represented by those shares, securities or other investments or be dealt
		with as profits arising from the business of the Company.

Company may employ reserve funds in Company’s business:	112	The Directors shall have full power to employ in the business of the Company the whole or part of any reserve not invested as a fund and without being bound
		to keep the representative assets separate from other assets of the Company.

Dividends in specie:	113	When declaring a dividend, the Directors may:

		(a	)	direct payment of the dividend wholly or in part by the distribution of specific assets or documents of title and in particular of fully paid-up shares, debentures or debenture stock of the Company or any other company, including a no-liability company, or of partly paid-up shares of any no-liability company, or in any one or more such ways, and, where any difficulty arises in regard to the distribution, the Directors may settle that difficulty as they think fit, and in particular may issue fractional certificates and may fix the value for distribution of specific assets or any part thereof and may determine that cash payments shall be made to any members upon the basis of the value so fixed in order to adjust the rights of all parties, and may vest any specific assets in trustees upon such trusts for the persons entitled to the dividend as may seem expedient to the Directors; or

Differentiation among shareholders in sources of payment of dividends:		(b	)	direct that the dividend be payable to particular shareholders wholly or partly out of any particular fund or reserve, out of profits derived from any particular source and to the remaining shareholders wholly or partly out of any other particular fund or reserve or out of profits derived from any other particular source and may so direct notwithstanding that by so doing the dividend will form part of the assessable income for taxation purposes of some shareholders and will not form part of the assessable income of others; and

		(c	)	(if the Company in general meeting shall have approved the adoption of a plan in that behalf), determine and announce that each member entitled to participate in the dividend may elect to have the payment of the dividend applied and satisfied in respect of all, or a number of shares less than all, of the shares held by the member by the subscription for and allotment of paid up shares in accordance with the plan.

Transfer of shares-when not to carry dividend:	114	A transfer of shares registered after the transfer books close for dividend purposes but before a dividend is payable shall not pass the right to any dividend declared before the books are closed.

Retention of dividends:	115	The Directors may retain the dividend payable upon shares which any person is under Rule 30 entitled to transfer until the person becomes registered as a
		member in respect of the share or duly transfers the share.

Dividends on which Company has a charge:	116	The Directors may retain any dividends in respect of shares on which the
Company has a lien or charge and may apply the dividend in or towards satisfaction of the calls instalments or sums owing on or in respect of shares in respect of which the lien or charge exists.

How dividends payable:	117	Without prejudice to any other method of payment which the Company may adopt, any dividend may be paid by cheque or warrant made payable to the member entitled to the dividend or in the case of joint holders to the member whose name stands first on the Register in respect of the joint holding. Cheques sent by post to the registered address of the member to whom the cheque is made payable shall upon posting be at the risk of the member.

Notice of dividend:	118	The Directors may, in their absolute discretion, give notice of the declaration of any dividend to members by advertisements or otherwise as the Directors may determine.

Unclaimed dividends:	119	All dividends unclaimed for one year after having been declared may be invested or otherwise made use of by the Directors for the benefit of the
Company until claimed or otherwise disposed of according to law.

CAPITALISATION OF PROFITS

Power to capitalise profits:	120	The Directors may from time to time resolve that the whole or part of any sum forming part of the undivided profits of the Company standing to the credit of any reserve or other account or of any other sum in the hands of the Company and available for distribution or capitalisation be capitalised and that the amount so capitalised be appropriated to the members (subject to Rule 121) in the respective proportions in which they would be entitled to receive the sum if distributed by way of dividend and be applied on their behalf in or towards paying up the amounts for the time being unpaid on any issued shares held by them or in paying up in full unissued shares or debentures of the Company (of an aggregate amount equal to the amount so capitalised) to be issued to them accordingly or partly in one way and partly in the other.

121	The Directors may, in addition to their powers under Rule 120, resolve to apply the whole or portion of any sum forming part of the undivided profits of the
Company standing to the credit of any reserve or other account or of any other sum in the hands of the Company in paying up in full unissued shares of the
Company to be issued to the holders of shares, options or other securities of the
Company in accordance with, or to give effect to, the terms

of any plan for the issue of shares, rights to shares or options to acquire shares to or for the benefit of employees which has been approved by the Company by special resolution in general meeting.

Appropriation & application of amounts to be capitalised	122	The Directors may specify the manner in which any fractional entitlements and other difficulties in regard to distribution are to be dealt with and without limiting the generality of the foregoing may specify that fractions are to be disregarded, that fractional entitlements are to be increased to the next whole number or that payments in cash in lieu of fractional entitlements be made. The
Directors shall make all necessary appropriations and applications of the amount to be capitalised and all necessary allotments and issues of fully paid up shares or debentures. Where required, the Directors may appoint a person to sign a contract on behalf of the shareholders entitled upon a capitalisation to any shares or debentures, which provides for the issue to them, credited as fully paid, of any further shares or debentures or for the payment by the Company on their behalf of the amounts or any part of the amounts remaining unpaid on their existing shares by the application of their respective proportions of the sum resolved to be capitalised.

NOTICES

Service of notices:	123	A notice may be given by the Company to any member, or in the case of joint holders to that joint holder whose name stands first in the Register, personally, by leaving it at his registered address, or the alternative address (if any)
nominated by the member or by sending it to the electronic address (if any)
nominated by the member, or by sending it by prepaid post, telex or facsimile transmission addressed to the member at his registered address. All notices sent by prepaid post to persons whose registered address is not in Australia are to be sent by airmail. Provided that where the Company has bona fide reason to believe that the member is not known at his registered address and the
Company has subsequently made an enquiry at the registered address of the member as to the whereabouts of the member which enquiry either elicits no response or a response indicating that the member or his present whereabouts are unknown, all future notices shall be deemed to be given to the member if the notice is exhibited in the Office (or in the relevant Branch Office in the case of a member registered on a Branch Register) for a period of forty-eight hours
(and shall be deemed to be duly served at the commencement of that period)
unless and until the member informs the Company that he has resumed

		residence at his registered place of address or notifies the Company of a new address to which the Company may send him notices (which new address shall be deemed his registered place of address).

Service on members resident abroad:	124	Each member having shares registered on the Register and whose registered place of address is not in Australia and each member having shares registered on a Branch Register situated outside Australia and whose registered place of address is not in the country, state or place where the Branch Register is kept may from time to time notify to the Company an address in Australia or in the country, state or place where the Branch Register is kept (as the case may be)
which shall be deemed his registered place of address within the meaning of this and Rule 123. If a member does not give an address to the Company as provided above for the purpose aforesaid a notice exhibited in the Office or in the Branch Office in the country, state or place where the Branch Register is kept (as the case may be) for a period of forty-eight hours shall be deemed to
		have been duly served on the member at the commencement of that period

When notice deemed to be served:	125	Any notice sent by post shall be deemed to have been served at the expiration of twenty-four hours after the envelope containing the notice is posted and in proving service it shall be sufficient to prove that the notice was properly addressed and posted. Any notice served on a shareholder personally or left at the shareholder’s registered address is deemed to have been served when delivered. Any notice served on a shareholder by telex is deemed to have been served on receipt by the Company of the answer back code of the recipient at the end of the transmission. Any notice served on a shareholder by facsimile transmission is deemed to have been served when the transmission is sent. Any notice served on a shareholder by sending it to the electronic address of the
		shareholder is deemed to have been served when the notice is sent.

Signature to Notice:	126	The signature to any notice to be given by the Company may be written or printed.

Reckoning of period of notice:	127	Subject to the Law, where a given number of days notice or notice extending over any other period is required to be given, either the day of service or the day upon which the notice will expire shall be reckoned in the number of days
		or other period.

Notice to transferor to bind transferee:	128	Every person who, by operation of law, transfer or other means whatsoever, shall become entitled to be registered as the holder of any shares, shall be bound by every notice which, prior to his name and address being entered in the Register in respect of the shares, shall have been duly given to the person from whom he derives his title to the shares.

Service on deceased members:	129	Any notice or document delivered or sent by post to or left at the registered address or address for service of any member in accordance with this Constitution shall (notwithstanding that the member is then deceased and whether or not the Company has notice of his death) be deemed to have been duly served in respect of any registered shares, whether held solely or jointly with other persons by the member, until some other person is registered in his stead as holder or joint holder and such service shall for all purposes be deemed to be sufficient service of the notice or document on his heirs, personal representatives and all persons (if any) jointly interested with him in the shares.

PAYMENTS BY THE COMPANY

Payments by the Company:	130	Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future possible liability upon the Company to make any payments or empowers any Government or taxing authority or Governmental official to require the Company to make any payment in respect of any shares registered in any of the Company’s registers as held either jointly or solely by any member or in respect of any transfer of the shares, any dividends, bonuses or other moneys due or payable or accruing due or which may become due or payable to the member by the Company on or in respect of any of the shares or for or on account or in respect of any member and whether in consequence of:

		(a)	the death of the member;

		(b)	the non-payment of any income tax or other tax by the member;

		(c)	the non-payment of any estate, probate, succession, death, stamp or other duty by the member or the personal representative of the member or by or out of his estate;

		(d)	any assessment of income tax against the Company in respect of interest or dividends paid or payable to the member; or

		(e)	any other act or thing,

the Company in every such case:

(i)	shall be fully indemnified by the member or his personal representative from all liability;

(ii)	shall have a lien upon all dividends, bonuses and other moneys payable in respect of the shares registered in any of the Company’s registers as held either jointly or solely by the member for all moneys paid or payable by the Company in respect of the shares or in respect of any dividend, bonus or other money thereon or for or on account or in respect of the member under or in consequence of any law, together with interest at such rate as the Directors may from time to time determine from date of payment to date of repayment, and may deduct or set off against any such dividend, bonus or other money any moneys paid or payable by the Company together with interest;

(iii)	may recover as a debt from the member or his personal representative, wherever constituted, any moneys paid by the Company under or in consequence of any law and interest thereon at the rate and for the period referred to above in excess of any dividend, bonus or other moneys then due or payable by the Company to the member; and

(iv)	may, if any money is paid or payable by the Company under any law, refuse to register a transfer of any shares by the member or his personal representative until the money and interest is set off or deducted or, in case the money and interest exceeds the amount of the dividend, bonus or other money then due or payable by the Company to the member, until the excess is paid to the Company.

Nothing contained in this Constitution shall prejudice or affect any right or remedy which any law may confer or purport to confer on the Company and, as between the Company and every member, his personal representative and estate, wheresoever constituted or situate, any right or remedy which the law shall confer or purport to confer on the Company shall be enforceable by the Company.

WINDING UP

Distribution in specie:	131	(a)	If the Company is wound up, whether voluntarily or otherwise, with the sanction of a special resolution, the liquidator may divide among the contributories in specie or kind any part of the assets of the Company, and may vest any part of the assets of the Company in trustees upon such trusts for the benefit of the contributories or any of them as the liquidator shall think fit.

Variation of rights of contributories:		(b)	If thought expedient, any division may be otherwise than in accordance with the legal rights of the contributories and, in particular, any class may be given preferential or special rights or may be excluded altogether or in part, but in case any division otherwise than in accordance with the legal rights of the contributories shall be determined, any contributory who would be prejudiced by the determination shall have a right to dissent and ancillary rights as if the determination were a special resolution passed pursuant to the Law.

Liability to calls:		(c)	In case any shares to be divided involve a liability to calls or otherwise, any person entitled under the division to any of the shares may, within ten days after the passing of the special resolution, by notice in writing, direct the liquidator to sell the shares to which he is entitled and pay him the net proceeds and the liquidator shall, if practicable, act accordingly.

Ratification of payment of fee to liquidator:		(d)	Subject to the Law, no commission or fee shall be payable to the liquidator in a voluntary liquidation unless the payment of the commission or fee shall have been ratified by a general meeting of the Company and the amount of the proposed payment shall have been specified in the notice calling the meeting.

INDEMNITY

	132	(a)	To the extent permitted by law, the Company shall indemnify each officer of the Company and each officer of each wholly owned subsidiary of the Company out of the assets of the Company for the relevant amount against any liability incurred by the officer:

(i) in or arising out of the conduct of the business of the Company or in or arising out of the conduct of the business of such wholly owned subsidiary of the Company (as the case may be) or in or arising out of the discharge of the duties of the officer;

and

	(ii)	to a person, other than the Company or a related body corporate of the Company unless the liability arises out of conduct on the part of the officer which involves a lack of good faith.

(b)	To the extent permitted by law, the Company may pay amounts by way of premium in respect of any contract effecting insurance on behalf or in respect of an officer of the Company or an officer of a wholly owned subsidiary of the Company against liability incurred by the officer in or arising out of the conduct of the business of such wholly owned subsidiary of the Company (as the case may be) or in or arising out of the discharge of the duties of the officer where the Directors consider it appropriate to do so.

(c)	In this Rule:

	(i)	“officer” means:

		(A)	a director, secretary, executive officer or employee; or

		(B)	a person appointed as a trustee by, or acting as trustee at the express request of, the Company or a wholly owned subsidiary of the Company; and

includes a former officer.

	(ii)	“duties of the officer” includes duties arising by reason of the appointment, nomination or secondment in any capacity of an officer by the Company or any wholly owned subsidiary of the Company to any other corporation.

	(iii)	“for the relevant amount” means the amount of the liability remaining after deducting:

		(A)	the amount in respect of which the officer is otherwise entitled to be indemnified and is otherwise actually indemnified by another person (including, in particular, an insurer under any insurance policy); and

		(B)	where the liability is incurred in the conduct of the business of another corporation or in the discharge of the duties of the officer in relation to another corporation, the amount in respect of which the officer is entitled to be indemnified and is actually indemnified out of the assets of that corporation.

(iv)

“liability” means all costs, charges, losses, damages, expenses, penalties and liabilities of any kind, including, in particular, legal costs incurred in defending any proceedings (whether criminal, civil, administrative or judicial) or appearing before any court, a tribunal, government authority or otherwise.

SHARE BUYBACKS

133	The Company may buy back shares in itself in accordance with the Law.

PROPRIETARY COMPANY

134	The Company is a proprietary company and accordingly the following provisions shall apply:

	(a)	The right of each member to transfer shares in the Company is restricted in that the Directors may at any time in their absolute discretion decline to register any transfer of shares.

	(b)	The number of members of the Company (counting joint holders of shares as one person and not counting any person who is employed by the Company or any of its subsidiaries or a person who was a member of the Company while employed by the Company or any of its subsidiaries and who has continued to be a member of the Company) is limited to not more than fifty.

	(c)	Any invitation to the public to subscribe for, and any offer to the public to accept subscriptions for, any shares in, or debentures of, the Company is prohibited.

	(d)	Any invitation to the public to deposit money with, and any offer to the public to accept deposits of money with, the Company for fixed periods or payable at call, whether bearing or not bearing interest, is prohibited.